Press Release	Source: BioCurex, Inc.

BIOCUREX SHAREHOLDERS OVERWHELMINGLY APPROVE INCREASE IN
COMPANY’S CAPITALIZATION AND NAME CHANGE

RICHMOND, British Columbia, October 28th 2009 – Whispering Oaks International, Inc., d/b/a BioCurex (OTCBB: BOCX - News) announced today that at a special meeting of shareholders on October 27, 2009, its shareholders overwhelmingly approved the proposals to change its legal name to BioCurex, Inc. and to increase the Company’s capitalization to 450,000,000 shares of common stock. The Company has been conducting business under the trade name “BioCurex.” The proposals were approved by more than 70% of the shares eligible to vote at the meeting and by more than 95% of the voted shares.

“We are very pleased with the outcome of the shareholders meeting,” said Dr. Ricardo Moro, the Company’s Chief Executive Officer. “On behalf of the board of directors and management, I want to thank our shareholders for their support and confidence.”

“Over the past several years we have built recognition for the name ‘BioCurex,’ which we believe more accurately describes our goals and what we do. In addition, the increase in the Company’s capitalization allows us to proceed with our plans to raise money in a registered public offering of our securities. Earlier this month we filed a registration statement with the U.S. Securities and Exchange Commission for a $6 million equity offering. Successful completion of this financing will provide us with capital to continue our development efforts, pursue regulatory approvals and commercialization of the point-of-care rapid test format of our RECAF™ cancer marker testing technology, and to commence marketing our other test formats in sectors where regulatory approvals are not required.”

The Company also announced that its board of directors has appointed Antonia Bold de Haughton, the Company’s senior administrator, as a member of the Company’s board of directors and corporate secretary and that Gladys Chan, CGA, the Company’s comptroller has been appointed as the Company’s new chief financial officer. These appointments are effective immediately. With Ms. Bold de Haughton’s appointment, the number of directors constituting the Company’s entire board of directors stands at five.

“Both Antonia and Gladys have been loyal, dedicated and valuable employees. I am extremely pleased that the board has recognized their contributions to BioCurex and has seen fit to reward them with these appointments,” said Dr. Moro. “Antonia has been with the company since its inception and also has served as a director of other public reporting companies. As such, she brings a wealth of experience to our board. Gladys has served as our comptroller for over four years and is intimately familiar with our business and finances.”

Securities Law Disclaimer

A registration statement relating to the securities described in this press release has been filed with the U.S. Securities and Exchange Commission but has not been declared effective. The securities may not be sold nor may offers to buy any of the securities be accepted prior to the time the registration statement becomes effective. In addition, the securities may not be sold or offered in any state where the offer and sale of such securities has qualified in such state. This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described in the registration statement. Such offer to sell or solicitation of an offer to buy may only be made by a prospectus. If you would like to receive a copy of the prospectus relating to the offering, please contact Paulson Investment Company, Inc., 811 SW Naito Parkway, Portland, Oregon 97204, 503-243-6000.

Forward Looking Statement Disclaimer

This release contains a number of forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company’s actual operating results to be materially different from any historical results or from any future results expresses or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as “believes,” “belief,” “expects,” “expect,” “intends,” “intend,” “anticipate,” “anticipates,” “plans” and “plan,” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with Securities and Exchange Commission. Since these statements involve risks and uncertainties and are subject to change at any time, the Company’s actual results could differ materially from expected results. Forward-looking statements in this release include those relating to a proposed underwritten public offering of the Company’s securities and the anticipated gross proceeds therefrom.

Communications Act Disclaimer:

The Company has not authorized the release of this information in any form that contravenes the Communication Act and will not be responsible for unsolicited massive distribution of this material by e-mail or facsimile by unauthorized parties.

About BioCurex

BioCurex is a development stage diagnostics company focusing on development and commercialization of products for the early detection, diagnosis, and monitoring of recurrence of cancer. BioCurex has developed a blood test, Serum-RECAF™ that can detect the presence of cancer in humans and companion animals using a new cancer marker named RECAF™. To read more about BioCurex, please visit the News section in its web site at www.biocurex.com.

Contact:

Ricardo Moro
BioCurex, Inc.
Tel: (604) 207-9150